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                                                            EXHIBIT 99.1.(8)(a)

                           MARCH 28, 2000 AMENDMENT TO
                             PARTICIPATION AGREEMENT
                                      AMONG
                            THE ALGER AMERICAN FUND,
                        FRED ALGER MANAGEMENT, INC., and
                  RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK


         This amendment to the August 8, 1997 Participation Agreement, among The Alger American Fund, Fred Alger Management, Inc., and ReliaStar Life Insurance Company of New York (formerly ReliaStar Bankers Security Life Insurance Company) is made for the purpose of modifying Schedules A and B thereto by incorporating all of the following asset accounts to Schedule A therein:

ReliaStar Life Insurance Company of New York-
     Variable Life Separate Account I:
                                        Select*Life New York
                                        Variable Estate Design
                                        Survivorship VUL of New York

ReliaStar Life Insurance Company of New York-
     Variable Life Separate Account II:
                                        Select Annuity New York

And by including all portfolios of The Alger American Fund in Schedule B, thereby making all of them available to all asset accounts listed in Schedule A, as amended, to-wit:

         The Alger American Fund
               -Alger American Balanced Portfolio
               -Alger American Balanced Portfolio
               -Alger American Small Capitalization Portfolio
               -Alger American Growth Portfolio
               -Alger American MidCap Growth Portfolio
               -Alger American Leveraged AllCap Portfolio

    IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement

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to be executed in its name and on its behalf by its duly authorized representative as of this date, March 28, 2000.

                                   THE ALGER AMERICAN FUND


                                   By: _________________________
                                   Gregory S. Duch
                                   Treasurer

                                   FRED ALGER MANAGEMENT, INC.


                                   By: _________________________
                                   Gregory S. Duch
                                   Executive Vice President

                                   RELIASTAR LIFE INSURANCE COMPANY
                                         OF NEW YORK

                                   By: _________________________
                                   Name: _______________________
                                   Title: ______________________


                                   RELIASTAR LIFE INSURANCE COMPANY
                                         OF NEW YORK

                                   By: _________________________
                                   Name: _______________________
                                   Title: ______________________